SILVER BAY REALTY TRUST CORP.
REPORTS FOURTH QUARTER 2014 FINANCIAL RESULTS
Core Funds from Operations Increased 63% Quarter-over-Quarter to $0.13 per Share

NEW YORK, February 25, 2015 - Silver Bay Realty Trust Corp. (NYSE: SBY) (“the Company” or “Silver Bay”) today announced its financial results for the quarter ended December 31, 2014.

2014 Highlights

▪	Total revenue increased 57% year-over-year to $77.9 million for the year ended 2014

▪	Net operating income increased 100% year-over-year to $39.7 million for the year ended 2014

▪	Increased portfolio by 20% year-over-year to 6,779 single-family properties at year end

Quarterly Highlights

▪	Core FFO per share increased 63% quarter-over-quarter to $0.13 per share

▪	Net operating income increased 9% quarter-over-quarter to $10.9 million

▪	Maintained stabilized occupancy of 94% on portfolio of 6,214 single-family properties

▪	Acquired 460 properties during the fourth quarter of 2014, a 35% increase in acquisitions compared to the prior quarter

“In 2014, we made significant advancements in our strategic priorities and demonstrated improvement in all of our core operating and financial metrics,” said David N. Miller, Silver Bay’s President and Chief Executive Officer. “We are looking forward to continued momentum in 2015 and will be heavily focused on creating value for our stockholders through operational excellence, integration of our recent portfolio acquisition and additional portfolio and capital structure optimization.”

Recent Announcements

On February 18, 2015, the Company announced that it had entered into a definitive agreement to acquire a portfolio of properties (“the Portfolio”) owned and operated by The American Home for approximately $263.0 million in cash. The Portfolio consists of approximately 2,460 homes primarily located in Atlanta, Charlotte, Tampa and Orlando.

In conjunction with the transaction, Silver Bay executed an amendment to its credit facility that increases its borrowing capacity to $400.0 million. The Company intends to utilize the credit facility to fund the transaction.

The amended revolving credit facility bears interest at a varying rate of the London Interbank Offered Rate (“LIBOR”) plus 300 basis points and is not subject to a LIBOR floor.

Financial Results

Silver Bay reported total revenue of $20.7 million for the fourth quarter of 2014, a 3% increase compared to total revenue of $20.0 million for the third quarter of 2014. The sequential quarter increase was primarily attributable to an increase in leased properties generating rental income during the fourth quarter and to a lesser extent, rental growth. Net loss attributable to common stockholders for the fourth quarter of 2014 was $2.4 million, or $(0.08) per common share, compared to net loss attributable to common stockholders for the third quarter of 2014 of $44.9 million, or $(1.17) per common share. Included in net loss for the third quarter of 2014 was a one-time cost to internalize the Company’s former advisory manager (the “Internalization”) of $39.2 million, primarily related to the issuance of common units of the Operating Partnership and to a lesser extent, certain transaction costs and assumption of certain liabilities.

The Company reported net operating income (“NOI”) of $10.9 million for the fourth quarter of 2014, a 9% increase compared to NOI of $10.0 million for the third quarter of 2014. Core Funds From Operations (“Core FFO”) for the fourth quarter of 2014 was $4.9 million, or $0.13 per share, a 63% increase on a per share basis compared to Core FFO for the third quarter of 2014 of $3.0 million, or $0.08 per share(1). NOI and Core FFO are non-GAAP financial measures. Reconciliations of net loss to NOI and Core FFO are included in the financial and operating tables accompanying this press release.

(1) Per share means per weighted average common share and common units of the Operating Partnership.

Portfolio Summary and Operating Metrics

Silver Bay owned a portfolio of 6,779 single-family properties as of December 31, 2014. The following table provides a summary of Silver Bay’s portfolio and operating metrics for the third and fourth quarters of 2014:

PORTFOLIO AND OPERATING SUMMARY
	As of December 31, 2014	As of September 30, 2014
Estimated net asset value per share	$19.93	$19.97
Book value per share	$15.43	$15.57

	As of December 31, 2014	As of September 30, 2014
Occupancy Rate
Stabilized properties	94%	94%
Aggregate portfolio	86%	88%
Average monthly rent on the aggregate portfolio	$1,194	$1,183

Estimated Net Asset Value

Silver Bay reported an estimated net asset value (“Estimated NAV”) per share of $19.93, based on an estimated fair market value (“Estimated Portfolio Value”) of the Company’s properties of $1.1 billion as of December 31, 2014. The Company’s book value per share was $15.43 as of December 31, 2014. The difference between Estimated NAV and book value per share is attributable to multiple factors, including aggregate home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

The Estimated Portfolio Value of the Company’s properties is calculated by Silver Bay’s proprietary automated valuation model (“AVM”) which estimates the value of the Company’s properties on an individual basis based on comparable sales in the residential real estate market, without reference to the intended use for the properties. Estimated NAV does not ascribe any value to in-place leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics. Estimated NAV and Estimated Portfolio Value are non-GAAP financial measures. A reconciliation of book value to Estimated NAV is included in the financial and operating tables accompanying this press release.

Operating Metrics

Silver Bay reported an occupancy rate of 94% on stabilized properties as of December 31, 2014, which was comparable to the prior quarter. Silver Bay reported an occupancy rate of 86% for the aggregate portfolio as of December 31, 2014, a decrease of two percentage points compared to an occupancy rate of 88% on the aggregate portfolio as of September 30, 2014. The Company acquired 460 single-family properties in the fourth quarter of 2014, a 35% increase compared to acquisitions of 340 properties in the prior quarter. The slight decrease in aggregate occupancy is attributed to the increase in the Company's acquisition pace. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,194 for the fourth quarter of 2014, compared to an average monthly rent of $1,183 for the third quarter of 2014.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.06 per share of common stock for the quarter ended December 31, 2014. The dividend was paid January 9, 2015 to common stockholders of record at the close of business on December 29, 2014.

Liquidity and Capital Resources

The Company's liquidity and capital resources as of December 31, 2014 consisted of cash and cash equivalents of $49.9 million, escrow deposits of $20.2 million and $132.9 million available under its revolving credit facility.

Financing

In conjunction with The American Home transaction, Silver Bay executed an amendment to its credit facility that increases its borrowing capacity to $400.0 million. The Company intends to utilize the credit facility to fund the transaction.

The amended credit facility bears interest at a varying rate of LIBOR plus 300 basis points and is not subject to a LIBOR floor.

Share Repurchase Plan

During the fourth quarter of 2014, 1,012,964 shares were repurchased by the Company under the share repurchase program at an average price of $16.47 per common share, including commissions.

Conference Call

Silver Bay will host a conference call on February 26, 2015 at 10:00 a.m. EST to discuss fourth quarter 2014 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 338-9509 (or (412) 902-4187 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 1:00 p.m. EST on February 26, 2015 through 9:00 a.m. EDT on March 13, 2015. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10060121. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is an internally managed Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover, or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; delays or a failure to close on all or a portion of the portfolio of properties owned and operated by The American Home (“the Portfolio”);
inability to obtain financing for the transaction, maintenance or capital improvement costs related to the Portfolio that exceed our assumptions, defaults among residents of the Portfolio that exceed our assumptions, poor operations of the Portfolio prior to the closing date and difficulties with successfully integrating the Portfolio into Silver Bay’s existing portfolio; the Company’s ability to hire and retain skilled managerial, investment, financial and operational personnel; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

Estimated Portfolio and Estimated Net Asset Value

The Estimated Portfolio Value reflects the value of Silver Bay’s properties calculated by the Company’s proprietary AVM, less the Company’s estimate of the remaining cost to renovate such properties, or Estimated Renovation Reserve. The AVM estimates the value of the Company’s properties on an individual basis based on prior comparable sales in the residential real estate market, without reference to the intended use for the properties. These individual property values are then aggregated and reduced by the Estimated Renovation Reserve, which accounts for the AVM assumption that renovations for all properties have been completed, to derive the Estimated Portfolio Value of the Company’s properties. The difference between the Estimated Portfolio Value and net investments in real estate as of December 31, 2014 is attributable to multiple factors, including aggregate home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

Estimated NAV is intended to be an estimate of the value of all of the Company’s assets net of liabilities. To calculate Estimated NAV, the Company starts with its historical book value, subtracts its historical net investments in real estate and adds its Estimated Portfolio Value. For purposes of calculating Estimated Portfolio Value and Estimated NAV, the Company does not deduct the estimated costs of selling the properties in the portfolio, including commissions and closing costs. Further, the Company ascribes no value to existing leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics.

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures and other cash flow and yield metrics, and these metrics should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

Net Operating Income

NOI is defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, property management expenses and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, management internalization, general and administrative expenses, interest expense and other expenses. Additionally, NOI excludes costs incurred on market ready properties prior to their initial lease, the 5% property management fee payable prior to the Internalization because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other property management costs.

NOI should not be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of Silver Bay’s performance or as measures of liquidity. Although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute this non-GAAP measure in the same manner. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other REITs.

Funds From Operations and Core Funds From Operations

Funds From Operations (“FFO”) is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, certain fees and expenses related to its securitization transaction, total non-cash share based stock compensation, costs associated with the Internalization, non-cash expenses associated with the Company's commitment reduction and pay-down of the revolving credit facility and certain other costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute this non-GAAP measure in the same manner. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expenses are accounted for as a current period expense. This affects FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA
FOURTH QUARTER 2014

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	December 31, 2014	December 31, 2013
Assets
Investments in real estate:
Land	$167,780	$137,349
Building and improvements	780,590	638,955
	948,370	776,304
Accumulated depreciation	(43,150)	(18,897)
Investments in real estate, net	905,220	757,407

Assets held for sale	2,010	6,382
Cash and cash equivalents	49,854	43,717
Escrow deposits	20,211	24,461
Resident security deposits	8,595	6,848
In-place lease and deferred lease costs, net	688	749
Deferred financing costs, net	11,960	3,225
Other assets	3,842	3,289
Total assets	$1,002,380	$846,078

Liabilities and Equity
Liabilities:
Securitization loan, net of unamortized discount of $1,387	$310,665	$—
Revolving credit facility	67,096	164,825
Accounts payable and accrued expenses	13,090	6,072
Resident prepaid rent and security deposits	9,634	8,357
Amounts due to the former manager and affiliates	—	6,866
Amounts due to previous owners	—	998
Total liabilities	400,485	187,118

10% cumulative redeemable preferred stock, $0.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000	1,000

Equity:
Stockholders’ equity:
Common stock $0.01 par; 450,000,000 shares authorized; 36,711,694 and 38,561,468, respectively, shares issued and outstanding	366	385
Additional paid-in capital	660,776	689,646
Accumulated other comprehensive loss	(86)	(276)
Cumulative deficit	(94,593)	(31,795)
Total stockholders’ equity	566,463	657,960
Noncontrolling interests - Operating Partnership	34,432	—
Total equity	600,895	657,960
Total liabilities and equity	$1,002,380	$846,078

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)
Revenue:
Rental income	$20,089	$16,409	$75,910	$47,953
Other income	584	300	2,020	1,640
Total revenue	20,673	16,709	77,930	49,593

Expenses:
Property operating and maintenance	4,737	3,848	17,274	12,472
Real estate taxes	3,031	2,000	11,042	6,893
Homeowners’ association fees	267	282	1,260	1,129
Property management	1,871	2,818	9,678	11,991
Depreciation and amortization	6,823	6,174	25,623	20,235
Advisory management fee - affiliates	—	2,179	6,621	9,775
Management internalization	194	—	39,373	—
General and administrative	3,278	2,110	11,079	7,453
Interest expense	2,876	1,764	12,066	2,911
Other	88	594	611	1,284
Total expenses	23,165	21,769	134,627	74,143
Net loss	$(2,492)	$(5,060)	$(56,697)	$(24,550)

Net loss attributable to noncontrolling interests - Operating Partnership	143	3	143	17
Net loss attributable to controlling interests	(2,349)	(5,057)	(56,554)	(24,533)
Preferred stock distributions	(25)	(25)	(100)	(100)
Net loss attributable to common stockholders	$(2,374)	$(5,082)	$(56,654)	$(24,633)

Loss per share - basic and diluted:
Net loss attributable to common shares	$(0.08)	$(0.13)	$(1.49)	$(0.63)
Weighted average common shares outstanding	37,169,071	38,705,311	38,119,971	39,073,994

Comprehensive Loss:
Net loss	$(2,492)	$(5,060)	$(56,697)	$(24,550)
Other comprehensive loss:
Change in fair value of interest rate cap agreements	(83)	(33)	(291)	(276)
Losses reclassified into earnings from other comprehensive loss	—	—	481	—
Other comprehensive income (loss)	$(83)	$(33)	$190	$(276)
Comprehensive loss	(2,575)	(5,093)	(56,507)	(24,826)
Less comprehensive loss attributable to noncontrolling interests - Operating Partnership	143	3	143	17
Comprehensive loss attributable to controlling interests	$(2,432)	$(5,090)	$(56,364)	$(24,809)

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Common Stock			Accumulated Other Comprehensive Loss		Total Stockholders’ Equity	Noncontrolling Interests - Operating Partnership
	Shares	Par Value Amount	Additional Paid-In Capital		Cumulative Deficit			Total Equity
Balance at December 31, 2012	37,328,213	$372	$664,146	$—	$(5,609)	$658,909	$504	$659,413
Net proceeds from sale of common stock	1,987,500	20	34,368	—	—	34,388	—	34,388
Non-cash equity awards, net	(23,351)	1	1,062	—	—	1,063	—	1,063
Repurchase and retirement of common stock	(758,353)	(8)	(11,752)	—	—	(11,760)	—	(11,760)
Dividends declared	—	—	—	—	(1,653)	(1,653)	—	(1,653)
Other	—	—	1,335	—	—	1,335	—	1,335
Net loss	—	—	—	—	(24,533)	(24,533)	(17)	(24,550)
Other comprehensive loss	—	—	—	(276)	—	(276)	—	(276)
Conversion of Operating Partnership units into common shares	27,459	—	487	—	—	487	(487)	—
Balance at December 31, 2013	38,561,468	$385	$689,646	$(276)	$(31,795)	$657,960	$—	$657,960
Non-cash equity awards, net	68,062	—	1,002	—	—	1,002	—	1,002
Repurchase and retirement of common stock	(1,917,836)	(19)	(31,470)	—	—	(31,489)	—	(31,489)
Dividends declared	—	—	—	—	(6,244)	(6,244)	—	(6,244)
Net loss	—	—	—	—	(56,554)	(56,554)	(143)	(56,697)
Issuance of common Operating Partnership units in connection with management internalization	—	—	—	—	—	—	36,173	36,173
Other comprehensive loss	—	—	—	(291)	—	(291)	—	(291)
Losses reclassified into earnings from other comprehensive loss	—	—	—	481	—	481	—	481
Adjustment to noncontrolling interests - Operating Partnership	—	—	1,598	—	—	1,598	(1,598)	—
Balance at December 31, 2014	36,711,694	$366	$660,776	$(86)	$(94,593)	$566,463	$34,432	$600,895

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)

	Year Ended December 31,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(56,697)	$(24,550)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	25,623	20,235
Non-cash management internalization	36,173	—
Non-cash stock compensation	1,002	921
Losses reclassified into earnings from other comprehensive loss	481	—
Amortization and write-off of deferred financing costs	3,613	815
Amortization of discount on securitization loan	116	—
Bad debt expense	671	771
Other	666	678
Net change in assets and liabilities:
Decrease (increase) in escrow cash for operating activities	5,062	(16,111)
(Increase) decrease in deferred lease fees and other assets	(2,184)	779
Increase in accounts payable, accrued property expenses, and prepaid rent	1,799	1,150
(Decrease) increase in related party payables, net	(7,611)	(39)
Net cash provided (used) by operating activities	8,714	(15,351)

Cash Flows From Investing Activities:
Purchase of investments in real estate	(136,045)	(265,809)
Capital improvements of investments in real estate	(37,846)	(102,149)
Decrease (increase) in escrow cash for investing activities	(731)	11,377
Proceeds from sale of real estate	5,979	5,939
Cash acquired in management internalization	2,069	—
Other	(295)	(299)
Net cash used by investing activities	(166,869)	(350,941)

Cash Flows From Financing Activities:
Proceeds from securitization loan	311,164	—
Payments on securitization loan	(615)	—
Proceeds from revolving credit facility	137,779	164,825
Paydown of revolving credit facility	(235,508)	—
Deferred financing costs paid	(12,348)	(4,040)
Purchase of interest rate cap agreements	(393)	(533)
Repurchase of common stock	(31,489)	(11,639)
Dividends paid	(4,298)	(1,256)
Proceeds from issuance of common stock, net of offering costs	—	34,513
Net cash provided by financing activities	164,292	181,870

Net change in cash and cash equivalents	6,137	(184,422)
Cash and cash equivalents at beginning of year	43,717	228,139
Cash and cash equivalents at end of year	$49,854	$43,717

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$7,690	$1,889
Board of directors stock compensation	$—	$125
Decrease in fair value of interest rate cap agreements	$291	$276
Noncash investing and financing activities:
Common stock and unit dividends declared, but not paid	$2,331	$385
Advisory management fee - additional basis	$—	$1,335
Change in contingent consideration	$—	$388
Capital improvements in accounts payable	$1,950	$1,630
Conversion of Operating Partnership units into common shares	$—	$487
Non-cash management internalization transaction:
Issuance of units to noncontrolling interests	$36,173	$—
Other net liabilities acquired in management internalization	$(2,067)	$—

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES
AS OF DECEMBER 31, 2014

Market	Number of Properties(1)	Aggregate Cost Basis (thousands)(2)	Average Cost Basis per Property (thousands)	Average Age (in years)(3)	Average Square Footage
Phoenix	1,424	$201,396	$141	25.2	1,636
Atlanta	1,125	141,425	126	17.5	1,983
Tampa	926	132,789	143	24.4	1,656
Dallas	494	64,934	131	22.1	1,616
Jacksonville	418	54,307	130	25.6	1,527
Northern CA(4)	384	72,514	189	45.4	1,401
Southeast FL(5)	367	69,249	189	42.0	1,499
Orlando	329	48,082	146	26.4	1,557
Las Vegas	291	41,294	142	17.7	1,717
Columbus	284	32,755	115	36.6	1,414
Charlotte	250	34,493	138	12.8	1,815
Tucson	209	17,313	83	41.0	1,330
Southern CA(6)	156	23,703	152	44.0	1,346
Houston	122	14,116	116	30.0	1,653
TOTALS	6,779	$948,370	$140	26.4	1,649

(1)	Total properties exclude properties held for sale or sold by the Company’s taxable REIT subsidiary and any properties previously acquired in purchases that have been subsequently rescinded or vacated.

(2)
Aggregate cost includes all capitalized costs, determined in accordance with U.S. generally accepted accounting principles, incurred through December 31, 2014 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost includes $8.2 million in capital improvements, incurred from the Company's formation through December 31, 2014, made to properties that had been previously renovated, but does not include accumulated depreciation.

(3)
As of December 31, 2014, approximately 13% of the properties in the aggregate portfolio were less than 10 years old, 29% were between 10 and 20 years old, 19% were between 20 and 30 years old, 18% were between 30 and 40 years old, 9% were between 40 and 50 years old and 12% were more than 50 years old. Average age is an annual calculation.

(4)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(5)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

(6)	Southern California market currently consists of Riverside and San Bernardino counties.

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF LEASING STATUS OF PROPERTIES
AS OF DECEMBER 31, 2014

Market	Number of Properties	Number of Stabilized Properties(1)	Properties Leased	Properties Vacant	Aggregate Portfolio Occupancy Rate	Stabilized Occupancy Rate	Average Monthly Rent(2)
Phoenix	1,424	1,424	1,341	83	94.2%	94.2%	$1,063
Atlanta	1,125	1,058	977	148	86.8%	92.3%	1,163
Tampa	926	926	858	68	92.7%	92.7%	1,280
Dallas	494	379	350	144	70.9%	92.3%	1,281
Jacksonville	418	301	266	152	63.6%	88.4%	1,105
Northern CA	384	384	371	13	96.6%	96.6%	1,514
Southeast FL	367	265	246	121	67.0%	92.8%	1,687
Orlando	329	281	278	51	84.5%	98.9%	1,224
Las Vegas	291	291	280	11	96.2%	96.2%	1,162
Columbus	284	284	271	13	95.4%	95.4%	1,040
Charlotte	250	144	124	126	49.6%	86.1%	1,189
Tucson	209	209	196	13	93.8%	93.8%	835
Southern CA	156	155	144	12	92.3%	92.9%	1,166
Houston	122	113	110	12	90.2%	97.3%	1,208
TOTALS	6,779	6,214	5,812	967	85.7%	93.5%	$1,194

(1)
The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties may require future renovation to meet the Company's standards and may have existing residents who would not otherwise meet the Company's resident screening requirements.

(2)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of December 31, 2014 and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Estimated Portfolio and Estimated Net Asset Value

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link.

The following is a reconciliation of the Company’s investments in real estate to Estimated Portfolio Value and book value to Estimated NAV:

(amounts in thousands except share data)	December 31, 2014
	Amount	Per Share(1)
Investments in real estate, gross	$948,370	$24.35
Accumulated depreciation	(43,150)	(1.11)
Investments in real estate, net	905,220	23.24
Add: Increase in estimated fair market value of investments in real estate(2)	180,535	4.64
Less: Estimated Renovation Reserve(3)	(5,515)	(0.14)
Estimated Portfolio Value	$1,080,240	$27.74

Book value(4)	$600,895	$15.43
Less: Investments in real estate, net	(905,220)	(23.24)
Add: Estimated Portfolio Value	1,080,240	27.74
Estimated Net Asset Value	$775,915	$19.93

(1)	Per share amounts are based upon common shares outstanding of 36,711,694 plus 2,231,511 common units for a total of 38,943,205 fully diluted shares outstanding as of December 31, 2014.

(2)	Difference between AVM derived value of the Company’s portfolio of properties of $1.1 billion which assumes all properties are fully renovated, and net investments in real estate.

(3)	Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed.

(4)	Book value as defined by U.S. generally accepted accounting principles represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

Net Operating Income

Net operating income (“NOI”) is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, property management expenses, and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, management internalization, general and administrative expenses, interest expense, and other expenses. Additionally, NOI excludes costs incurred on market ready properties prior to their initial lease, the 5% property management fee payable prior to the Internalization because it more closely represents additional advisory management fee, management internalization, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other property management costs.

NOI is a non-GAAP financial measure that the company considers to be meaningful, when considered with the financial statements determined in accordance with U.S. GAAP. The Company believes NOI is helpful to investors in understanding the core performance of the real estate operations of the Company.

The following is a reconciliation of the Company’s NOI to net loss as determined in accordance with GAAP (amounts in thousands):

	Three Months Ended		Year Ended
	December 31, 2014	September 30, 2014	December 31, 2014	December 31, 2013
Net loss	$(2,492)	$(44,870)	$(56,697)	$(24,550)
Depreciation and amortization	6,823	6,427	25,623	20,235
Advisory management fee - affiliates	—	2,251	6,621	9,775
Management internalization	194	39,179	39,373	—
General and administrative	3,278	2,331	11,079	7,453
Interest expense	2,876	4,221	12,066	2,911
Other	88	161	611	1,284
Property operating and maintenance add back:
Market ready costs prior to initial lease	58	76	278	—
Property management add backs:
5% property management fee	—	97	288	645
Acquisition fees and costs expensed	—	—	60	840
System implementation costs	—	15	139	971
Other	30	85	268	308
Total property management add backs	30	197	755	2,764
Net operating income	$10,855	$9,973	$39,709	$19,872
Net operating income as a percentage of total revenue	52.5%	49.9%	51.0%	40.1%

Funds From Operations and Core Funds From Operations

Funds From Operations (“FFO”) is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, certain fees and expenses related to its securitization transaction, total non-cash share based stock compensation, costs associated with the Internalization, non-cash expenses associated with the Company's commitment reduction and pay-down of the revolving credit facility, and certain other costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the

Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expenses are accounted for as a current period expense. This affects FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

The following table sets forth a reconciliation of the Company’s net loss as determined in accordance with GAAP and its calculations of FFO and Core FFO for the three months ended December 31, 2014 and September 30, 2014. Also presented is information regarding the weighted-average number of shares of the Company's common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per-share amounts):

	Three Months Ended December 31, 2014	Three Months Ended September 30, 2014
Net loss(1)	$(2,492)	$(44,870)
Depreciation and amortization	6,823	6,427
Other	(3)	113
Funds from operations	$4,328	(38,330)

Adjustments:
Securitization fees and costs expensed(2)	—	217
Non-cash stock compensation	286	259
Market ready costs prior to initial lease	58	76
System implementation costs	—	15
Management internalization(1)	194	39,179
Write-off of deferred financing fees	—	1,058
Ineffectiveness of interest rate cap agreements	—	480
Amortization of discount on securitization loan	75	41
Core funds from operations	$4,941	$2,995

FFO	$4,328	$(38,330)
Preferred stock distributions	(25)	(25)
FFO available to common shares and units	$4,303	$(38,355)

Core FFO	$4,941	$2,995
Preferred stock distributions	(25)	(25)
Core FFO available to common shares and units	$4,916	$2,970

Weighted average common shares and units outstanding(3)	39,400,582	38,339,487
FFO per share	$0.12	$(1.00)
Core FFO per share	$0.13	$0.08

(1)
Includes costs to internalize the Manager of $39.2 million, primarily related to issuance of the common units of the Operating Partnership and to a lesser extent, certain transaction costs and assumption of certain liabilities during the three months ended September 30, 2014.

(2)	Represents non-capitalizable costs related to the Company's securitization transaction for personnel and other matters.

(3)	Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.